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                                                                   Exhibit 10(a)

                       ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______, 1997, by and between Kennametal Inc., a Pennsylvania corporation ("Kennametal"), and JLK Direct Distribution Inc., a Pennsylvania corporation ("JLK").

                                    RECITALS

         A. Kennametal owns all of the issued and outstanding Class B Common Stock, par value $.01 per share, of JLK, and JLK is a member of Kennametal's "affiliated group" of corporations for federal income tax purposes.

         B. JLK is effecting an initial public offering (the "Offering") of shares of the Class A Common Stock, par value $.01 per share, of JLK (the "Class A Common Stock").

         C. Upon completion of the Offering, JLK will cease to be a wholly-owned subsidiary of Kennametal.

         D. Kennametal has performed, and following the Offering, desires to continue to perform (or cause to be performed) pursuant to the terms hereof, certain Services (as identified herein) on behalf of JLK and its subsidiaries (collectively, the "Company").

         E. The Company desires to continue to use such services of Kennametal pursuant to the terms hereof.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                  I. SERVICES

         SECTION 1.1 - Services: During the term of this Agreement, Kennametal agrees to provide to the Company the services (herein "Services") set forth in Exhibits 1 through 8 (including any schedules to such exhibits) attached hereto and incorporated herein by reference (collectively, the "Exhibits" and individually, an "Exhibit"). Each Exhibit shall be subject to the terms identified in the Exhibit. In the event any Exhibit is terminated, the Agreement shall remain in effect unless otherwise terminated as provided herein. The most recent of each Exhibit shall supersede all earlier dated Exhibits. In the event of any conflict between the terms of this Agreement and any Exhibit, the terms of this Agreement shall govern. For purposes of this Agreement, Services provided by Kennametal shall include services provided by any of Kennametal's subsidiaries or affiliates (other than the Company). In addition, the Company may request that Kennametal expand or terminate the Services provided by Kennametal to the Company, in which case the parties will discuss, without obligation, such expansion or termination and an appropriate charge or reduction in charges for such services.

         SECTION 1.2 - Performance of Services:

         (a) Kennametal shall perform the Services with the same degree of care, skill and prudence customarily exercised for its own operations. In the event Kennametal changes the degree of care, skill and prudence customarily exercised for its own operations, the Services performed hereunder may be modified by Kennametal to meet its revised internal performance standards for the Services hereunder. Except as otherwise provided in this Section 1.2, it is understood

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              and agreed that the Services will be substantially identical in nature and quality to the Services performed by Kennametal for the Company during the years prior to the execution of this Agreement, except with respect to any modifications which may be necessary to the Company becoming a public company.

         (b) Each party acknowledges that the Services will be provided only with respect to the business of the Company and its subsidiaries as such businesses exist as of the execution of this Agreement or as otherwise mutually agreed by the parties. The Company agrees to use the Services in accordance with all applicable federal, state and local laws, regulations and tariffs and in accordance with reasonable conditions, rules, regulations and specifications which are or may be set forth in any manuals, materials, documents or instructions of Kennametal. Kennametal reserves the right to take all actions in order to assure that the Services are provided in accordance with any applicable laws, regulations and tariffs.

         (c) Any input or information needed by Kennametal to perform the Services pursuant to the provisions of this Agreement shall be provided by the Company in a manner consistent with the practices employed by the parties during the year prior to the execution of this Agreement. Should the failure to provide such input or information render the performance of the Services impossible or unreasonably difficult, Kennametal may, upon reasonable notice to the Company, refuse to provide such Services.

         SECTION 1.3 - Compensation: Kennametal shall be compensated for the Services rendered under this Agreement as set forth in the Exhibits hereto. Payments shall be made by the thirtieth (30th) day of the month following the month in which such Services are performed either by check, wire transfer, intracompany netting or such other method(s) agreed to by the parties. If there are additional Services or the scope or nature of Services provided at any time under this Agreement changes materially or to the extent charges are to be agreed upon in the future in accordance with any Exhibit, the charges will be determined as follows:

         (i) Charges for Services performed by a third party shall be equal to the incremental costs charged by such third party to Kennametal to perform those Services for the Company.

         (ii) Fees for Services provided by Kennametal shall be based on the estimated costs of providing such Services to the Company, which shall include a reasonable allocation of Kennametal's direct and indirect overhead costs (including, without limitation, employee salaries, benefits and other costs) which Kennametal expects to incur in connection therewith.

        (iii) Such other charges, fees, or commissions for Services provided based on the methodology for the same as set forth in the Exhibit or Exhibits for such Services.

                              II. CONFIDENTIALITY

         SECTION 2.1 - Confidentiality of Information: All Confidential Information (as hereinafter defined) disclosed by either of the parties to the other party hereunder is confidential and proprietary to such disclosing party. Each party, its affiliates, and subsidiaries and its or their officers, directors, employees, agents, consultants and contractors shall not use any of the Confidential Information for any purpose other than as expressly permitted hereunder. Confidential Information furnished by either of the parties to the other party in connection with this Agreement (or previously disclosed prior to execution of this Agreement) and the transactions contemplated hereby will be kept in confidence by such other party, including its affiliates and subsidiaries and its or their officers, directors, employees, agents, consultants and contractors, in accordance with the policies of

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Kennametal and the Company, as applicable, for maintaining the confidence of its own information of similar content. The term "Confidential Information" shall mean and include:

         (i) All trade secrets, other confidential business information and other confidential information learned in the course of performance by either party of its obligations hereunder; and

         (ii) Any information, data, software or computer programs which are disclosed by either party to the other party under or in contemplation of this Agreement.

         Confidential Information may be either the property of the disclosing party or information provided to the disclosing party by a corporate affiliate of the disclosing party or by a third party.

         Notwithstanding the foregoing, the term "Confidential Information" shall not include information which:

         (i) Is publicly available other than as a result of an unauthorized disclosure; or

         (ii) Is required by law, regulation or court order to be disclosed by such party, in the opinion of its counsel, provided that prior notice of such disclosure has been given to the other party when legally permissible, upon sufficient notice in order to permit the other party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary.

         This Section 2.1 shall survive any termination of this Agreement, in whole or in part, for five (5) years.

                            III. CONFLICT RESOLUTION

         SECTION 3.1 - Conflict Resolution: Any dispute, controversy or claim relating to this Agreement (a "Dispute") shall initially be referred to the executive management of the parties to the Dispute who shall attempt to resolve such Dispute in good faith. In the event such executive management cannot come to an agreement to resolve a particular Dispute, then the matter shall be submitted to final and binding arbitration by three (3) arbitrators selected by Kennametal and the Company. Kennametal and the Company will each select one (1) arbitrator and the third arbitrator will be selected by mutual agreement of the two (2) previously selected arbitrators (the "Board of Arbitration"). The Board of Arbitration will meet in Pittsburgh, Pennsylvania, or such other place as the parties may agree upon, and will reach and render a decision in writing concurred in by a majority of the members of the Board of Arbitration. The Board of Arbitration will adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, the Board of Arbitration will render decisions no more than thirty (30) days following the commencement of proceedings. Each party will bear its own costs and expenses in relation thereto, and the fees and expenses of the members of the Board of Arbitration shall be shared equally by the parties hereto.

                       IV. EVENTS OF DEFAULT AND REMEDIES

         SECTION 4.1 - Event of Default: An "Event of Default" shall include a material breach of a material representation, agreement or other obligation of either of the parties to this Agreement (any such breach is herein referred to as a "Material Breach"); provided, the non-breaching party provides the breaching party with written notice of such Material Breach which describes in reasonable detail the nature of such Material Breach and the breaching party does not cure such Material Breach within sixty (60) days after receipt of such notice.

         SECITON 4.2 - Remedies: Each of the parties hereto shall be liable to the other party for damages arising out of or in connection with any breach of this Agreement, to the extent permitted by law, subject to the duty of the non-breaching party to take all reasonable actions in order to mitigate such damages. The parties agree that in

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no event shall either party to this Agreement be liable to the other party for any punitive, indirect, special or consequential damages arising out of a breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for an Event of Default. Accordingly, the non-breaching party shall, to the extent permitted by law or equity, be entitled to specific performance and injunctive or other equitable relief as a remedy for any Event of Default. The remedies described in this Section 4.2 shall not be deemed to be the exclusive remedies for any breach of, or Event of Default under, this Agreement, but shall be in addition to all other remedies available to the parties at law or in equity, subject to the limitations with respect to damages set forth above in this Section 4.2.

                               V. INDEMNIFICATION

         SECTION 5.1 - Indemnification Obligations:

         (a) By the Company: The Company shall be liable to and shall defend, indemnify and hold harmless, Kennametal and its affiliates and subsidiaries and its and their officers, directors, employees and permitted assigns, from and against any and all Losses (as hereinafter defined) incurred by any of them by reason of or related to the Company's failure to perform its obligations hereunder.

         (b) By Kennametal: Kennametal shall be liable to and shall defend, indemnify and hold harmless, the Company and its affiliates and subsidiaries and its and their officers, directors, employees and permitted assigns, from and against any and all Losses (as hereinafter defined) incurred by reason of or related to Kennametal's failure to perform its obligations hereunder.

         (c) "Losses" Defined: For purposes of this Section 5.1, the term "Losses" shall mean any losses, liability, claims, damages, costs, and expenses, including attorney's and accountant's fees, disbursements and court costs, reasonably incurred by an indemnified party, judgments, fines and other amounts paid in settlement, incurred or suffered by an indemnified party in connection with any threatened, pending or adjudicated claim, demand, action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether by an unaffiliated third party arising out of or in connection with any breach or alleged breach of this Agreement) without regard to whether or not such Losses would be deemed material under this Agreement.

         SECTION 5.2 - Procedures:

         (a) Notice of Claims: The parties agree that in case any third-party claim is made, or any third-party suit, action or proceeding is commenced which, if not corrected, may give rise to a right of indemnification by a party hereunder ("Indemnified Party") from the other party ("Indemnifying Party"), the Indemnified Party will give notice to the Indemnifying Party as promptly as practicable after the receipt by the Indemnified Party of such notice or knowledge of such claim, suit, action or proceeding. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants all books and records of the Indemnified Party relating to any such possible right of indemnification, and each party will render to the other such assistance as it may reasonably require of the other in order to ensure prompt and adequate defense of any suit, claim, action or proceeding based upon a statement of facts which may give rise to a right of indemnification hereunder.

         (b) Selection of Counsel: The Indemnifying Party shall have the right to defend, compromise and settle any suit, claim, action or proceeding in the name of the Indemnified Party; provided, however, that the Indemnifying Party shall not compromise or settle a suit, claim, action or

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              proceeding unless it assumes the obligation to indemnify for all
              Losses related thereto. The Indemnified Party shall have the right to employ its own counsel to participate in such defense, compromise or settlement, but the fees and expenses of such counsel shall be at the Indemnified Party's expense.

         (c) Settlement of Claims: The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit, or action against the Indemnified Party in respect of which indemnification payments may be sought from the Indemnifying Party hereunder, but shall not settle or compromise any matter for which indemnification may be sought in any manner which involves anything other than the payment of money without the consent of the Indemnifying Party.

         (d) Subrogation: The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amount paid by the Indemnifying Party under this Section 5. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the assertion by the Indemnifying Party of any such claim against such other persons.

         SECTION 5.3 - Survival of Indemnification: The provisions of this
Section 5 shall expressly survive any termination of this Agreement, in whole or in part, for a period of five (5) years.

                            VI. TERM AND TERMINATION

         SECTION 6.1 - Term and Termination: Unless earlier terminated as provided below, this Agreement shall take effect upon the date first written above and shall remain in effect for a period of ten (10) years ("Initial Term"). Thereafter, unless earlier terminated as provided below, this Agreement will automatically renew for additional terms of one (1) year each ("Renewal Term"). This Agreement may be terminated, in whole or in part, upon the following conditions (but reserving all other remedies and rights hereunder, in whole or in part, and otherwise available in law or in equity):

         (a) At the end of the Initial Term or any Renewal Term if either party provides written notice to the other party of not less than six (6) months prior to the end of the Initial Term or any such Renewal Term of its intent to terminate this Agreement;

         (b) Upon the occurrence of an Event of Default which remains uncured as provided in Section 4.1 hereof, the non-defaulting party may terminate this Agreement by giving no less than thirty (30) days prior written notice of its intent to terminate to the other party; or

         (c) Kennametal may terminate this Agreement by written notice to the Company upon a Change of Control (as defined below) with respect to the Company; a "Change in Control" shall be deemed to have occurred if: (i) Kennametal or its affiliates (excluding the Company and its subsidiaries) shall own shares representing less than a majority of the voting power of the outstanding common stock of the Company; (ii) a majority of the seats (other than vacant seats) on the Board of Directors of the Company shall at any time be occupied by persons who were neither (1) nominated by Kennametal or by the Board of Directors of the Company, nor (2) appointed by directors of the Company so nominated; or (iii) any person or group other than Kennametal or its affiliates (excluding the Company or its subsidiaries) shall otherwise directly or indirectly have the power to exercise a controlling influence over the Company.

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                               VII. MISCELLANEOUS

         SECTION 7.1 - Additional Actions and Documents: Both parties hereto agree to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         SECTION 7.2 - Notice: All notices, demands, requests or other communications which may be or are required to be given pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first class, registered or certified mail postage prepaid, or sent by electronic or facsimile transmission, addressed as follows:

         If to the Company:

         JLK Direct Distribution Inc.
         State Route 981 South
         P. O. Box 231
         Latrobe, PA  15650
         Attn:
         Fax No.:

         If to Kennametal:

         Kennametal Inc.
         State Route 981 South
         P. O. Box 231
         Latrobe, PA  15650
         Attn:
         Fax No.:

         Both parties may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

         SECTION 7.3 - Severability: Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of such declaration of invalidity or unenforceability, this Agreement, as so modified, shall be applied and construed so as to reflect substantially the intent of the parties and achieve the same economic effect as originally intended by the terms hereof. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, the parties agree to the reduction of the scope of such provision as such court shall deem reasonably necessary to make such provision enforceable under the circumstances.

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         SECTION 7.4 - Survival: It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

         SECTION 7.5 - Waivers: Neither the waiver by either party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either party hereto, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any such provisions. The provisions, rights, remedies, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance.

         SECTION 7.6 - Binding Effect: Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         SECTION 7.7 - Governing Law: This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of Pennsylvania without giving effect to the principles of conflicts of laws of any jurisdiction.

         SECTION 7.8 - Execution in Counterparts: This Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

         SECTION 7.9 - Assignment: Neither party to this Agreement shall have the right to assign or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other party hereto.

         SECTION 7.10 - No Agency: This Agreement shall not be deemed expressly or by implication to create an agency, employee, or servant relationship between or among any of the parties hereto, or any affiliates of the parties hereto for any purpose whatsoever.

         SECTION 7.11 - Force Majeure: Neither party shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, war, strikes or labor disputes, or any other cause beyond the parties' reasonable control; it being understood that lack of financial resources is not to be deemed a cause beyond a party's control. Each party shall notify the other party promptly of the occurrence of any such cause and carry out this Agreement as promptly as practicable after such cause is terminated; provided, however, that the existence of any such cause shall not extend the term of this Agreement.

         SECTION 7.12 - Time: Time is to be considered of the essence for the purposes of this Agreement.

         SECTION 7.13 - Amendment and Modification: This Agreement or any Exhibits may only be amended or modified by a subsequent written agreement by and among the parties hereto.

         SECTION 7.14 - Adherence to Applicable Law: In connection with the performance of their respective obligations and the exercise of their respective rights hereunder, the parties agree to comply in all material respects with all applicable state, federal and local laws and regulations.

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         SECTION 7.15 - Entire Agreement: This Agreement and the Exhibits
represent the entire undertaking of the parties hereto with respect to the subject matter hereof. This Agreement and the Exhibits supersede all prior agreements and all contemporaneous agreements not required or contemplated hereby, whether oral or written, and all representations, warranties, undertakings, and understandings by and between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.

KENNAMETAL INC.                           JLK DIRECT DISTRIBUTION INC.

By ________________________________       By ________________________________

Name ______________________________       Name ______________________________

Title _____________________________       Title _____________________________

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





                                   EXHIBIT 1

                Treasury, Insurance and Risk Management Services

Kennametal agrees that it will on behalf of the Company:

1. Arrange and administer all financing arrangements, including centralized cash management, banking advisory services, and the securitization of assets.

2. Arrange and administer all interest rate and similar hedging transactions.

3.       Insurance Services/Risk Management

         Kennametal agrees that it will:

         Arrange and administer all existing insurance arrangements, including: workers' compensation insurance, property and casualty insurance, excess liability insurance, employee blanket bond insurance, director and officer liability insurance and any other types of insurance reasonably required by the Company, or its subsidiaries and affiliates. Kennametal may, subject to notification of the Company, fulfill its obligation with respect to any of the identified coverage's by arranging for the Company and its subsidiaries and affiliates to be included under Kennametal's policies. Kennametal will permit eligible employees of the Company to participate in all of Kennametal's benefit plans.

                                 Compensation:

1. Incremental third party expenses including, without limitation, out-of-pocket costs and expenses for a centralized cash management system and insurance premiums, and an allocable portion of any facility fee required to be paid for the maintenance of any credit facilities or lines; and

2. A pro-rata share of department expenses as agreed to by the parties for each of the fiscal years this Agreement continues in full force and effect.

3. Reimburse Kennametal's costs (including any contributions and premium costs and including certain third party expenses and allocation of certain personnel expenses of Kennametal), generally in accordance with past practice, relating to participation by the Company's employees in any of Kennametal's benefit plans.

                                 Exhibit 1 - 1

                                   EXHIBIT 2

                Financial Accounting and Administrative Services

1.       Financial Services

         Kennametal agrees that it will on behalf of the Company:

         (a) Prepare all Federal tax filings, including any extensions thereof, and any payroll tax filings for the Company, or its predecessor, and its subsidiaries and affiliates. Prepare and file any and all estimated tax installments required hereunder pursuant to any tax sharing agreement between Kennametal and the Company.

         (b) Prepare any and all state tax filings, any extensions thereof, and any other non-Federal tax filings, including any payroll tax filings, for the Company, or its predecessor and subsidiaries and affiliates, and for the states of ___________, __________, and _____________. Any tax filings for other states where it is determined that the Company or its predecessor and its subsidiaries and affiliates have income tax nexus shall require an amendment to this Exhibit. Prepare and file any and all estimated tax installments required hereunder pursuant to any tax sharing agreement between Kennametal and the Company.

         (c) Assist in the analysis of any and all securitization, interest rate hedging and other financing arrangements and any and all other transactions or arrangements which may have tax ramifications for the purpose of determining the proper tax treatment for such transactions or arrangements.

         (d) Assist in the analysis of any and all employee compensation issues from a tax perspective.

         (e) Assist with any tax planning and research for the Company and its subsidiaries or affiliates.

         (f) Be the sole and exclusive agent and representative of the Company, or its predecessor, and subsidiaries and affiliates, in any matters relating to the tax filings noted above, including the full right and authority to contest, compromise and settle all such matters, and subject to examination by representatives of the Internal Revenue Service or any similar state agency pursuant to any tax sharing agreement between Kennametal and the Company.

2.       Accounting and Other Administrative Services

         Kennametal agrees that it will:

         (a) Provide the assistance of its Chief Financial Officer, Corporate Controller and other accounting staff in the preparation of the financial statements and other financial information of the Company for internal and external business needs, and its subsidiaries and affiliates. Such Kennametal personnel will also assist such parties by providing financial advice and guidance, where necessary, in the conduct of their business, including financial advice provided in the negotiation of any contractual arrangements and other financial transactions;

         (b) Provide access to and use of Kennametal's general ledger system for the recording and analyzing of such entities financial transactions;

                                 Exhibit 2 - 1

         (c)      Provide accounts payable and other disbursement services;

         (d) Provide payroll and other employee compensation accounting services for the Company and its subsidiaries and affiliates;

         (e) Provide accounts receivable and credit and collection services;

         (f) Provide investor relations services, Securities Exchange Commission compliance and prepare and support the preparation of the Annual Report and related releases and filings;

         (g) Provide the assistance of its Director of Corporate Business Development and other staff for the assessment, evaluation and review of proposed mergers, acquisitions, dispositions and other business combinations; and

         (h) Provide facilities management, including assistance with site selection, and the design and construction of the facilities.

                                 Compensation:

1.       Incremental third party expenses; and

2. A pro-rata share of department expenses as agreed to by the parties for each of the fiscal years this Agreement continues in full force and effect.

                                 Exhibit 2 - 2

                                   EXHIBIT 3

                            Human Resource Services

Kennametal agrees that it will on behalf of the Company:

1. Assist in the administration and development of certain human resource activities, including policies and procedures for the Company and its subsidiaries and affiliates, employee compensation and benefits and related benefit plans which such employees may now, have been or hereafter may be participants in.

2. Assist, as requested, in the review of hiring and termination decisions of employees of the Company and its subsidiaries, including the development of policies and procedures therefor; and assist, when requested, in interviewing, placing ads and hiring search firms for new employees.

3. Assist in the counseling process for employees, job performance reviews, the maintenance of personnel records, including those required by the laws, rules and regulations of the states or the Federal government.

4. Permit eligible salaried employees to participate in all of the Kennametal Inc. compensation and benefit plans. In the event a Change in Control occurs, or the Company's employees cease to actively participate in such benefit plans, Kennametal further agrees that it will retain all liabilities with respect to such benefit plans, including all then-existing defined benefit, SERP, postretirement and postemployment liabilities with respect to the Company's employees.

                                 Compensation:

1.       Incremental third party expenses.

2. A pro-rata share of department expenses and allocable costs associated with the participation by the Company and its employees in the compensation and benefit plans, all as agreed to by the parties for each of the fiscal years this Agreement remains in full force and effect.


                                 Exhibit 3 - 1

                                   EXHIBIT 4

                                 Legal Services

Kennametal agrees that it will on behalf of the Company:

1. Provide legal services, including the retention and management of outside counsel.

2. Assist in the preparation and review of all contractual obligations of the Company.

3. Assist in the assessment of the applicability and subsequent compliance of the laws, rules and regulations of the various authorities which have jurisdiction over the Company.

4. Review and recommend changes to the legal structure and organization of the business of the Company.

5.       Provide counsel on all other business issues as appropriate.

6. Assist in the preparation and review of all required filings with the SEC and any other applicable authority having jurisdiction over the Company.

                                 Compensation:

1.       Incremental third party expenses; and

2. A pro-rata share of department expenses as agreed to by the parties for each of the fiscal years this Agreement remains in full force and effect.

                                 Exhibit 4 - 1

                                   EXHIBIT 5

                                 Internal Audit

Kennametal agrees that it will on behalf of the Company:

Conduct periodic audits and reviews of the operations and the level of compliance by the Company with the Company's policies and procedures and the rules and regulations of the various authorities having jurisdiction over them. Assess the adequacy of the internal control structure of the Company and provide written reports summarizing the conclusions from such audits and reviews, including recommendations for improvement in the areas audited or reviewed.

                                 Compensation:

1.       Incremental third party expenses; and

2. A pro-rata share of department expenses as agreed to by the parties for each of the fiscal years this Agreement remains in full force and effect.

                                 Exhibit 5 - 1

                                   EXHIBIT 6

                         Marketing and Related Services

Kennametal agrees that it will on behalf of the Company:

1. Provide the personnel and other resources to implement, manage and support the Company's integrated supply and other programs ("the Programs") including, but not limited to technical support, product identification, tracking and purchasing systems and assistance in the acquisition, possession and use of metalworking and related tool products.

2. Assist in the preparation of budgets, forecasts and project costs and related expenses, and provide other reports on the results of the Programs.

3. Assist in the purchasing, forecasting and inventory planning of products.

4. Assist in the exportation and importation of products and in complying with the laws, rules, regulations and tariffs applicable to such exports and imports.

5. Assist in the development and production of marketing and advertising campaigns and programs, public relations and printing services.

6.       Transition certain designated customer accounts to the Company.

                                 Compensation:

1.       Incremental third party expenses;

2. A pro-rata share of Kennametal's Metalworking Systems Division's expenses as agreed to by the parties for each of the fiscal years this Agreement remains in full force and effect; and

3. Commissions, as agreed to, for all sales made by the Company to the designated customer accounts transitioned to the Company by Kennametal.

                                 Exhibit 6 - 1

                                   EXHIBIT 7

                             Executive Time & Space

Kennametal agrees that it will on behalf of the Company:

1. Provide executive time and leadership in the development of the business of the Company.

2.       Review business deals, contracts and transactions of the Company.

3. Provide any other assistance normally required of executive talent where necessary.

                                 Compensation:

1.       Incremental third party expenses; and

2. A pro-rata portion of executive time and space agreed to by the parties for each of the fiscal years this Agreement remains in full force and effect.

                                 Exhibit 7 - 1

                                   EXHIBIT 8

                          Information Systems Services

Kennametal agrees that it will on behalf of the Company:

1. Provide certain "Systems," which shall mean certain data processing hardware and software that the Company does not own or where such hardware and software is proprietary to Kennametal, but such hardware and software is integral to the ongoing business operations of the Company. Such hardware and software shall include but not be limited to mainframe computers, certain data and voice communication hardware and software, certain telephone lines, certain telecommunications equipment and certain local and wide area networking services, software and equipment.

2. Provide certain "System Resources," which shall mean certain skilled employees or independent contractors of Kennametal who are programmers, system analysts, data processing and data communications technical support staff who support the Systems. Such System Resources shall not include those personnel who are employees or independent contractors of the Company.

3. Ensure that the operations, hardware configurations, software and other facilities and procedures relating to access to, operation and use of the System Resources and Systems made available by Kennametal shall, throughout the term of this Agreement, be consistent with the operating system and procedures in effect immediately prior to the date hereof.

4. Kennametal agrees to maintain the Company's business data ("Business Data") on its computers (i.e., data processing equipment and software) and to maintain (including update) the Business Data with the same degree of care it uses to maintain its customer database information. Throughout the term of this Agreement, Kennametal will update the Business Data with all additions, deletions, and other amendments ("Updates") made or developed by the Company in the ordinary course of its business, and such Updates shall thereafter become part of the Business Data for purposes of this Exhibit. Kennametal also agrees that it has or that it will maintain a backup, archival or disaster recovery copy ("Back-up Copy") of the Business Data.

5. Maintain hours of operation for the Systems Resources and the Systems performed and provided by Kennametal hereunder on a basis consistent with the practice of Kennametal for the periods prior to the date hereof. If such hours of operations are interrupted for any reasons whatsoever, the Company shall be notified as soon as reasonably possible.

6. If for any reason, including without limitation, system failures, power failures, interruption of data communication lines or otherwise (but excluding periods of "down time" scheduled in advance for any purpose consistent with the practice of Kennametal prior to the date hereof (i.e., systems maintenance or systems modifications), Kennametal shall not be able to provide the Company the Systems Resources and the Systems during the hours of operation (in each case, a "System Failure"), Kennametal shall (i) notify the Company as soon as reasonably possible thereafter of each such System Failure; (ii) use its reasonable best efforts to correct each such System Failure; and (iii) keep the Company informed on a reasonably frequent basis during each such System Failure as to the status thereof. As a result of such System Failure and except in the case that any such System Failure results from or arises out of Kennametal's gross negligence or willful misconduct, Kennametal shall not be liable to the Company for any damages (direct or indirect, consequential or otherwise), losses or other liabilities arising from or caused by any System Failure or any failure by Kennametal to provide any notice required to be provided hereby, except for an appropriate credit, as agreed upon by the parties to this Exhibit 8, equal to the

                                 Exhibit 8 - 1
         amount of the Systems Resources and Systems which were not provided or performed due to such System Failure. Subject also to the provisions of item #7, below, in consecutive hours, in addition to the Company's right to receive a credit as noted above, the Company shall have the right to obtain the provision and/or performance of the System Resources and Systems from a third-party provider.

7. Exercise and provide back-up procedures and systems consistent with the practice of Kennametal prior to the execution of this Agreement in its provision of the System Resources and Systems in the event circumstances beyond the control of Kennametal prevent Kennametal from being able to provide the Systems Resources and Systems as provided for hereunder. Kennametal further agrees that it will continue to use the same level of care, consistent with the practice of Kennametal for the periods prior to the execution of this Agreement, to minimize the likelihood of all damages, losses of data, delays and errors resulting from uncontrollable events; and should such damages, losses of data, delays or errors occur, Kennametal will use its reasonable best efforts, consistent with the practice of Kennametal for the periods prior to the execution of this Agreement, to mitigate the effects of such occurrence.

8. Provide SAP R/3 project consulting for application and project management for analysis and general design of the Sales and Distribution, Financial Accounting and Purchasing SAP R/3 modules.

                                 Compensation:

1.       Incremental third party expenses;

2. A pro-rata share of department expenses as agreed to by the parties for each of the fiscal years this Agreement remains in full force and effect; and


                                 Exhibit 8 - 2